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                                                                     EXHIBIT 5.1

                                VINSON & ELKINS
                               ATTORNEYS AT LAW

                              VINSON & ELKINS LLP
                           3700 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                           DALLAS, TEXAS  75201-2975
                           TELEPHONE (214) 220-7700
                              FAX (214) 220-7716

WRITER'S TELEPHONE
  (214) 220-7847

                                 May 21, 1996



7th Level, Inc.
1110 East Collins Boulevard, Suite 122
Richardson, Texas 78051

     Re:  7th Level, Inc.
          Common Stock, par value $.01 per share
          Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for 7th Level, Inc, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of 80,000 shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock"), by certain selling stockholders (the "Selling Stockholders") on the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on or about May 21, 1996.

     In reaching the opinions set forth herein, we have reviewed those agreements, certificates of public officials, officers of the Company and other persons, records, documents, and matters of law that we deemed relevant, including, but not limited to, (a) the Restated Certificate of Incorporation and By-Laws of the Company and (b) resolutions previously adopted by the Board of Directors (the "Board") of the Company.

     Based on and subject to the foregoing and subject further to the assumptions, exceptions and qualifications hereinafter stated, we are of the opinion that the Shares have been validly issued and fully paid and are nonassessable.

     The opinions expressed above are subject in all respects to the following assumptions, exceptions and qualifications:

          a. We have assumed that (i) all signatures on all documents reviewed by us are genuine, (ii) all documents submitted to us as originals are true and complete, (iii) all
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7th Level, Inc.
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May 21, 1996


     documents submitted to us as copies are true and complete copies of the originals thereof, (iv) all information submitted to us in the preparation of the Registration Statement is true and complete as of the date hereof,
     (v) each natural person signing any document reviewed by us had the legal capacity to do so, (vi) each person signing in a representative capacity any document reviewed by us had authority to sign in that capacity, and
     (vii) the consideration determined by the Board to be received by the Company for the issuance of each of the Shares has been received by the Company.

          b. The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          c. The opinions expressed above speak as of the date hereof and are limited to the matters expressly set forth herein, and no opinion is to be implied or inferred beyond such matters.

     This opinion may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

     This firm disclaims any duty to advise you regarding any changes in, or otherwise communicate with you with respect to, the matters addressed herein.

                              Very truly yours,



                              VINSON & ELKINS L.L.P.